U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report March 28, 2007

MOUNTAIN BANK HOLDING COMPANY

(exact name of registrant as specified in its charter)

Washington	0-28394	91-1602736
(State or other jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

501 Roosevelt Avenue, PO Box 98, Enumclaw, WA 98022

(address of principal executive offices) (zip code)

Registrant’s telephone number: (360) 825-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 28, 2007, Mountain Bank Holding Company, Enumclaw, Washington (“MBHC”) entered into a Plan and Agreement of Merger (the “Merger Agreement”) with Columbia Banking Systems, Inc. (“Columbia”). Under the terms of the Merger Agreement, MBHC will merge with and into Columbia, and MBHC’s bank subsidiary, Mt. Rainier National Bank will merge with and into Columbia’s subsidiary, Columbia State Bank (the “Transaction”).

Effective at the time of the merger, each outstanding common share of MBHC will be exchanged for one unit consisting of cash and Columbia common stock, the amount of which will be based on the price of Columbia’s stock. Consummation of the merger is subject to several conditions, including receipt of applicable regulatory approvals and approval by the shareholders of MBHC. For information regarding the terms of the Transaction, reference is made to the press release dated March 28, 2007, which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements – not applicable

(b)	Pro forma financial information – not applicable

(c)	Exhibits

99.1	Press Release dated March 28, 2007

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2007

Mountain Bank Holding Company

/s/ Roy T. Brooks
Roy T. Brooks
President and CEO

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